Exhibit 10.5

SECOND AMENDMENT
to the
Employment Agreement executed September 16, 1999
between
Jack Cobb and Eagle Pacific Industries, Inc.

            THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into effective as of August 20, 2001, by and between Jack Cobb (the “Employee”) and PW Eagle, Inc., f/k/a Eagle Pacific Industries, Inc. (“Eagle”).

WITNESSETH:

            WHEREAS, Employee and Eagle are parties to that certain Employment Agreement executed September 16, 1999, as amended December 15, 1999 (the “Agreement”).

            WHEREAS, the parties mutually desire to amend the Agreement effective August 20, 2001 to take into account the resolutions adopted by Eagle’s Board of Directors at its meeting on such date.

            NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, and for other good and valuable consideration, the parties agree as follows:

            1.         The term of the Agreement as referenced in Section 1 shall be through December 31, 2004.

            2.         Except as amended herein, the Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement effective as of the date first written above.

PW EAGLE, INC.
(the “Company”)

By: /s/ Larry Fleming	/s/ Jack Cobb
Its: President	(the “Employee”)

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